SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

3DSHOPPING.COM
(Exact name of registrant as specified in its charter)

California (State of incorporation or organization)	95-4594029 (I.R.S. Employer Identification Number)

517 Boccaccio Avenue, Venice, California (Address of principal executive offices)	90291 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates:   333-74795 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, No Par Value and Warrants to Purchase Common Stock

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.     Description of Registrant's Securities to Be Registered

The information set forth in the Registrant's Registration Statement on Form S-1 (Registration No. 333-74795) as filed with the Securities and Exchange Commission (the "Commission") on March 22, 1999, as amended (the "Registration Statement") under the caption "Description of Securities" is incorporated herein by reference and made a part hereof. A description of the securities being registered will be included in the final Prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Securities," and such description shall be deemed incorporated by reference into this Registration Statement.

Item 2.     Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement)
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement)
4.2	Form of Warrant Agreement Among the Registrant and Interwest Transfer Company, as Warrant Agent, including the form of Warrant (incorporated by reference to Exhibit 4.2 of the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 13, 1999

3DSHOPPING.COM

By: LAWRENCE WEISDORN Lawrence Weisdorn Chief Executive Officer